Exhibit 24.1

POWER OF ATTORNEY

(Form S-4)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard L. Mack and Mark J. Isaacson his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute a Registration Statement on Form S-4 relating to the registration under the Securities Act of 1933, as amended, of the guarantees to be issued by the Mosaic Company and Cargill Fertilizer, LLC with respect to certain debt securities of IMC Global Inc. and Phosphate Resource Partners Limited Partnership, and any and all pre- and post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: September 23, 2004

/S/ FREDRIC W. CORRIGAN
Fredric W. Corrigan CEO, President, CFO and Director (principal executive officer, principal financial officer and principal accounting officer)

/S/ ROBERT L. LUMPKINS
Robert L. Lumpkins Director

/S/ DOUGLAS A. PERTZ
Douglas A. Pertz Director